UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2021 (July 1, 2020)

MICT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35850	27-0016420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 West Grand Avenue, Suite 3 Montvale, New Jersey 07645

(Address of principal executive offices) (Zip Code)

(201) 225-0190

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MICT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on July 1, 2020, the Board of Directors of MICT, Inc. (the “Company”) approved new salary conditions for Darren Mercer, the Company’s Chief Executive Officer. The salary conditions included (i) an annual base fee of $495,000 per year (the “Base Fee”), (ii) a signing bonus of $100,000 and, (iii) a total annual bonus in accordance with the bonus program adopted by the Company from time-to-time with a target bonus opportunity equal to 100% of the Base Fee. In addition, the Board of Directors may declare and grant a discretionary bonus for Mr. Mercer based on various targets and performance criteria to be established and determined by the Board of Directors, in its sole discretion. On December 21, 2020 the board of directors approved an additional bonus to Mr. Mercer equal to $200,000.

Item 8.01	Other Events

On February 11, 2021, the Company announced that it has entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institution investors for the sale of (i) 22,471,904 shares of common stock, (ii) 22,471,904 Series A Warrants to purchase 22,471,904 shares of common stock and (iii) 11,235,952 Series B Warrants to purchase 11,235,952 shares of common stock at a combined purchase price of $2.67 (the “Offering”). The gross proceeds to the Company from the Offering are expected to be approximately $60,000,000 before deducting placement agent fees and other estimated Offering expenses. The Series A Warrants will be exercisable six months after the date of issuance, have an exercise price of $2.80 per share and will expire five and one-half years from the date of issuance. The Series B Warrants will be exercisable six months after the date of issuance, have an exercise price of $2.80 per share and will expire three and one-half years from the date of issuance.

The Offering is expected to close on or about February 16, 2021, subject to customary closing conditions.

A.G.P./Alliance Global Partners is acting as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, in connection with the Offering.

On February 11, 2021, the Company issued a press release announcing its entry into the Purchase Agreements. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

99.1	Press Release Issued February 11, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICT, INC.

Dated: February 11, 2021	/s/ Darren Mercer
Darren Mercer
Chief Executive Officer

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